EXHIBIT 99.1
“Your Business Communications Partner”
News Release

For Immediate Release Tuesday, August 9, 2005	Contact: Bob Lougee (703) 721-3080
USA Mobility Reports Second Quarter Operating Results
Significant Improvement in Subscriber and Revenue Trends
Continued Debt Reduction and Cash Generation
Solid Progress on Merger Integration Objectives
Financial Guidance for 2005
Alexandria, VA (August 9, 2005) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging services, today announced operating results for the second quarter ended June 30, 2005. USA Mobility was formed on November 16, 2004 by the merger of Arch Wireless, Inc. and Metrocall Holdings, Inc. USA Mobility’s historical financials are those of Arch Wireless, which was deemed the accounting acquirer in the merger.
Reported revenue for the second quarter of 2005 was $157.5 million, compared to $115.8 million in the second quarter of 2004, with the increase due entirely to the inclusion of Metrocall revenue for the three-month period ended June 30, 2005. Second quarter revenue decreased 4.9% from $165.7 million reported for the first quarter of 2005.
The company’s reported net loss for the second quarter of 2005 was $2.6 million, or $0.10 per fully diluted share, compared to net income of $3.1 million, or $0.15 per fully diluted share, in the second quarter of 2004. Included in second quarter 2005 operating expenses were non-recurring severance and related costs of $9.4 million.
Units in service totaled 5,348,000 at June 30, 2005, with 4,496,000 direct units in service and 852,000 indirect units in service. One-way units in service at June 30, 2005 totaled 4,876,000 while two-way units in service totaled 472,000. For the quarter, average revenue per unit was $9.89 for direct units in service and $4.58 per indirect unit in service. USA Mobility reported a reduction of 510,000 units in service in the second quarter, including a one-time adjustment of 238,000 units (see explanation below). Excluding the one-time adjustment, net unit loss activity for the second quarter was 272,000 units in service, including 256,000 one-way units and 16,000 two-way units.
“We continue to see steady improvement in the rate of subscriber losses and pace of revenue decline,” said Vincent D. Kelly, president and chief executive officer. “Unit losses of 272,000 during the quarter compared to 347,000 in the first quarter and 388,000 in the fourth quarter of 2004 on a pro forma basis, represent an improvement in the sequential rate of decline from 6.1% to 5.8% to 4.8% over the past three quarters. At the same time,” Kelly said, “the decrease in revenue of 4.9% for the second quarter improved from a decrease of 7.9% in the prior period. While we cannot ensure a continuation of these trends, we are encouraged by these results.”
“In addition,” Kelly said, “we continued to make significant progress during the quarter to integrate our company. Key steps included consolidating the company’s operating structure, reorganizing senior management, streamlining sales and marketing operations, conversion to a single customer billing platform, and solid progress in network rationalization. While the paging and wireless messaging industry remains highly competitive,” he added, “we believe our efforts to successfully implement merger-related cost savings and operational synergies will allow us to continue to generate positive results over time.”
Kelly also noted that the company’s financial position improved significantly during the second quarter. “Our outstanding bank debt was $26.5 million at June 30, 2005 and our cash balance was $42.6 million, putting us in a positive net cash position at mid-year. In addition, since June 30 we have repaid an additional $8.5 million of debt, leaving us with a total bank debt balance of $18 million and a cash balance of $39.8 million as of July 31, 2005. Because we expect to be debt free before the end of the current quarter,” Kelly added, “our Board of Directors has determined that it is in the best interest of our shareholders to declare a special one-time dividend near the end of the year. The exact amount of the dividend and the date of payment have not yet been determined and will be disclosed in the future. Additionally, we have made no determination on future uses of cash beyond this one-time dividend. However, our Board will consider our options to return capital to our shareholders as time progresses.”
The company also announced financial guidance for 2005. Thomas L. Schilling, chief financial officer, said: “While projections are based on current trends and are always subject to change, USA Mobility expects to generate between $605 million and $615 million of revenue for the 12-month period ending December 31, 2005. The company also expects 2005 operating expenses (excluding depreciation and amortization expense) to be in a range between $465 million and $475 million. In addition, we expect capital expenditures for 2005 to range between $12 million and $15 million. This would put our potential year-end cash balance at approximately $75 million. We currently anticipate retaining approximately $25 million for working capital purposes and will revisit this requirement as time goes by and our operating expenses are reduced.”

Ending units in service at June 30th and revenue per unit for the second quarter reflect a one-time unit adjustment of 238,000 units (see attached schedule). The adjustment was made in connection with the company’s recently completed billing system consolidation of Metrocall’s legacy billing system to Arch’s billing system. As a result of the consolidation, 77,000 units were adjusted due to the definitional differences between the two systems, and another 161,000 units were adjusted to remove cellular phones sold by Metrocall in prior periods that had been inadvertently counted as paging units in service in Metrocall’s billing system. The unit adjustment had no impact on reported revenue, income or expenses for the second quarter or previous quarters.
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USA Mobility plans to host a conference call for investors on its second quarter results at 11:00 a.m. Eastern Time on Wednesday, August 10, 2005. The call-in number is 888-203-7667 (toll-free) or 719-955-1567 (toll). The pass code for the call is 2516741 (followed by the # sign). A replay of the call will be available from 3:00 p.m. ET on August 10 until 11:59 p.m. on Friday, August 26. The replay number is 888-203-1112 (toll-free) or 719-457-0820 (toll). The pass code for the replay is 2516741 (followed by the # sign).
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About USA Mobility
USA Mobility, Inc., headquartered in Alexandria, Virginia, is a leading provider of paging products and other wireless services to the business, government and healthcare sectors. USA Mobility offers traditional one-way and advanced two-way paging via its nationwide networks covering more than 90% of the U.S. population and with roaming partners in Canada and Mexico. In addition, the company offers mobile voice and data services through Nextel and Cingular/AT&T Wireless, including BlackBerry and GPS location applications. The company’s product offerings include wireless connectivity systems for medical, business, government and other campus environments. USA Mobility focuses on the business-to-business marketplace and supplies mobile connectivity solutions to over two-thirds of the Fortune 1000 companies. For further information visit www.usamobility.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s expectations for future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, the timely and efficient integration of the operations and facilities of Metrocall and Arch as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2004	June 30, 2005
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$46,995	$42,643
Accounts receivable, net	37,750	35,545
Prepaid rent, expenses and other	15,460	13,504
Deferred income tax assets	26,906	28,088

Total current assets	$127,111	$119,780
Property and equipment, net	216,508	163,771
Goodwill	151,791	152,250
Intangible assets, net	67,129	52,004
Deferred income tax assets	225,253	223,682
Other assets	5,517	5,010

TOTAL ASSETS	$793,309	$716,497

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$47,558	$17,681
Accounts payable and other accrued liabilities	76,420	74,772
Customer deposits	4,316	3,606
Deferred revenue	23,623	20,921

Total current liabilities	$151,917	$116,980
Long-term debt, less current maturities	47,500	8,833
Other long-term liabilities	10,555	5,233

TOTAL LIABILITIES	$209,972	$131,046

Stockholders’ equity:
Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	554,946	558,417
Retained earnings	28,388	27,031

TOTAL STOCKHOLDERS’ EQUITY	583,337	585,451

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$793,309	$716,497

USA MOBILITY, INC.
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
(unaudited and in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2005	2004	2005
Revenue:
Service, rental and maintenance, net of service credits	$111,174	$151,483	$230,720	$310,633
Product sales	4,623	6,054	8,736	12,581

Total revenue	115,797	157,537	239,456	323,214

Operating expenses:
Cost of products sold	856	929	1,794	2,208
Service, rental and maintenance	36,988	56,429	75,976	113,078
Selling and marketing	8,757	11,156	17,825	21,558
General and administrative	28,968	47,624	60,085	96,136
Depreciation and amortization	31,071	32,890	57,380	71,425
Stock based compensation	2,054	668	4,321	2,079
Severance and related costs	456	9,442	4,145	14,462

Total operating expenses	109,150	159,138	221,526	320,946

Operating income (loss)	6,647	(1,601)	17,930	2,268
Interest expense, net	(1,700)	(499)	(5,029)	(1,712)
Loss on extinguishment of long-term debt	—	(432)	—	(1,026)
Other income (expense)	177	(73)	345	219

Income (loss) before income tax expense	5,124	(2,605)	13,246	(251)
Income tax expense	(2,060)	(44)	(5,325)	(1,106)

Net income (loss)	$3,064	$(2,649)	$7,921	$(1,357)

Basic net income (loss) per common share	$0.15	$(0.10)	$0.40	$(0.05)

Diluted net income (loss) per common share	$0.15	$(0.10)	$0.39	$(0.05)

Basic weighted average common shares outstanding	19,965,076	27,226,076	19,982,635	27,167,381

Diluted weighted average common shares outstanding	20,109,191	27,404,543	20,093,617	27,393,390

USA MOBILITY, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Six Months Ended June 30,
	2004	2005
Cash flows from operating activities:
Net income (loss)	$7,921	$(1,357)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	57,380	71,425
Amortization of deferred financing costs	—	630
Amortization of stock based compensation	1,448	2,079
Deferred income tax expense	5,325	389
Loss on extinguishment of long-term debt	—	1,026
Gain on disposals of property and equipment	(230)	(32)
Provisions for doubtful accounts, service credits and other	4,268	11,328
Changes in assets and liabilities:
Accounts receivable	1,395	(9,304)
Prepaid expenses and other	(129)	2,018
Intangibles and other long-term assets	—	1,346
Accounts payable and accrued expenses	(18,711)	(1,650)
Customer deposits and deferred revenue	(4,161)	(3,412)
Other long-term liabilities	2,801	(5,322)

Net cash provided by operating activities	$57,307	$69,164

Cash flows from investing activities:
Purchases of property and equipment	(8,138)	(5,383)
Proceeds from disposals of property and equipment	1,618	176
Receipts from note receivable	110	181

Net cash used for investing activities	$(6,410)	$(5,026)

Cash flows from financing activities:
Repayment of long-term debt	(60,000)	(68,544)
Proceeds from exercise of options	—	54
Purchase of treasury shares	(3,112)	—

Net cash used for financing activities	$(63,112)	$(68,490)

Net decrease in cash and cash equivalents	$(12,215)	$(4,352)
Cash and cash equivalents, beginning of period	34,582	46,995

Cash and cash equivalents, end of period	$22,367	$42,643

Supplemental disclosure:
Interest paid	$6,690	$1,996

Income taxes paid	$—	$—

USA MOBILITY, INC.
PRO FORMA AND ADJUSTED UNITS IN SERVICE ACTIVITY (a) (b)
units in thousands (unaudited)

	Three Months Ended
	March 2004	June 2004	September 2004	December 2004	March 2005	June 2005
Direct One-Way:
Beginning units in service	5,329	5,100	4,909	4,690	4,464	4,273
Gross placements	225	182	182	166	141	134
Disconnects	(455)	(372)	(401)	(392)	(332)	(293)

Ending units in service	5,100	4,909	4,690	4,464	4,273	4,114

Two-Way:
Beginning units in service	506	483	462	449	422	397
Gross placements	40	32	35	29	22	29
Disconnects	(63)	(53)	(48)	(56)	(47)	(44)

Ending units in service	483	462	449	422	397	382

Indirect One-Way:
Beginning units in service	1,716	1,474	1,253	1,101	987	859
Gross placements	157	145	160	143	107	92
Disconnects	(399)	(366)	(312)	(257)	(235)	(189)

Ending units in service	1,474	1,253	1,101	987	859	762

Two-Way:
Beginning units in service	131	123	121	115	94	91
Gross placements	20	16	20	7	7	7
Disconnects	(28)	(18)	(26)	(28)	(10)	(8)

Ending units in service	123	121	115	94	91	90

Total
Beginning units in service	7,683	7,180	6,746	6,355	5,967	5,620
Gross placements	442	375	397	345	277	262
Disconnects	(945)	(809)	(787)	(733)	(624)	(534)

Ending units in service	7,180	6,746	6,355	5,967	5,620	5,348

(a)	Assumes Arch and Metrocall combined as of January 1, 2004 and the unit in service adjustment reflected in March 2004.

(b)	Amounts have been adjusted for rounding.

USA MOBILITY, INC.
IMPACT OF THE ADJUSTMENT TO UNITS IN SERVICE
(unaudited and in thousands except for average revenue per unit)

	Three Months Ended
	March 2004	June 2004	September 2004	December 2004	March 2005	June 2005
Units in Service Adjustment Summary

Revised Adjusted Proforma Ending UIS
Direct One-Way	5,100	4,909	4,690	4,464	4,273	4,114
Direct Two-Way	483	462	449	422	397	382
Indirect One-Way	1,474	1,253	1,101	987	859	762
Indirect Two-Way	123	121	115	94	91	90

Total	7,180	6,746	6,355	5,967	5,620	5,348

Previous Unadjusted Proforma & Reported Ending UIS
Direct One-Way	5,181	4,994	4,779	4,557	4,368
Direct Two-Way	507	486	473	446	422
Indirect One-Way	1,603	1,382	1,230	1,117	989
Indirect Two-Way	112	110	104	83	80

Total	7,403	6,972	6,586	6,202	5,858

Adjustment to Ending UIS
Direct One-Way	(81)	(85)	(89)	(93)	(95)
Direct Two-Way	(24)	(24)	(24)	(24)	(25)
Indirect One-Way	(129)	(129)	(129)	(130)	(129)
Indirect Two-Way	11	11	11	11	12

Total	(223)	(226)	(231)	(235)	(238)

ARPU Adjustment Summary

Revised Adjusted Proforma ARPU
Direct One-Way	$9.10	$8.96	$8.89	$8.75	$8.65	$8.62
Direct Two-Way	$25.15	$24.68	$24.22	$23.93	$24.00	$23.69
Indirect One-Way	$4.06	$4.26	$4.12	$4.26	$4.07	$4.11
Indirect Two-Way	$12.89	$12.07	$11.30	$10.41	$9.12	$8.63

Total	$9.15	$9.16	$9.14	$9.09	$9.01	$9.02

Previous Unadjusted Proforma & Reported ARPU
Direct One-Way	$8.96	$8.81	$8.73	$8.58	$8.46
Direct Two-Way	$23.98	$23.48	$23.00	$22.68	$22.64
Indirect One-Way	$3.76	$3.89	$3.71	$3.79	$3.57
Indirect Two-Way	$14.17	$13.32	$12.51	$11.69	$10.46

Total	$8.89	$8.84	$8.79	$8.75	$8.67

Adjustment to ARPU
Direct One-Way	$0.14	$0.15	$0.16	$0.17	$0.19
Direct Two-Way	$1.17	$1.20	$1.22	$1.25	$1.36
Indirect One-Way	$0.30	$0.37	$0.41	$0.47	$0.50
Indirect Two-Way	($1.28)	($1.25)	($1.21)	($1.28)	($1.34)

Total	$0.26	$0.32	$0.35	$0.34	$0.34